Exhibit 10.1
SuperMedia Superpages®
“Advertising” Distribution Agreement
(this “Agreement”)
This Agreement is made and entered into effective as of April 1, 2010 (the “Effective Date”), by and between SuperMedia LLC, a Delaware limited liability company located at 2200 West Airfield Drive, DFW Airport, Texas 75261, formerly Idearc Media LLC (“SuperMedia”), and Local.com Corporation, a Delaware corporation, whose principal offices are located at One Technology Drive, Building G, Irvine CA 92618 (“Local”), on behalf of itself and its Affiliates.
Background
A. The parties entered into that certain Amended and Restated PFP Advertiser Distribution Agreement as of March 1, 2007, as amended by the First and Second Amendments, dated March 1, 2008 and March 1, 2009 respectively (the “Initial Agreement”), and now the parties wish to terminate the Initial Agreement and enter into this Agreement, to among other things, allow Local to distribute SuperMedia’s advertisements via XML.
B. SuperMedia owns and operates an Internet-based, interactive information service (the “Superpages Service”) from its Internet Web site located at http://www.superpages.com (the “Superpages Web Site”), through which users can access, among other things, information relating to businesses with local telephone service in the United States of America.
C. Local (i) offers Internet users access to various content and services through Internet Websites (the “Local Web Sites”) owned, operated, hosted and maintained by Local, (ii) distributes advertisements to third-party Websites affiliated with it (the “Local Third-Party Distribution Network”) and (iii) hosts, maintains and distributes advertising on advertising sites as a private label service for third-parties (the “Local Syndication Network”).
D. Local desires to distribute SuperMedia’s PFP Ads and Fixed Fee Ads ( the “SuperMedia Ads”) on the Local Web Sites, Local Third-Party Distribution Network and the Local Syndication Network, and SuperMedia desires to allow Local to do so, subject to the terms and conditions set forth in this Agreement and the Technical Requirements.
Terms and Conditions
     Now, therefore, in consideration of the background facts described above, and the parties’ mutual obligations hereunder, SuperMedia and Local agree as follows:
1. Definitions. Key terms used herein are defined below:
     a. “Affiliates” means related companies which directly or indirectly control, are controlled by, or are under the common control with a party, through the possession, directly or indirectly, of the power to direct or exercise a controlling influence over the management and policies of such person or entity.
     b. “Backfill” means advertisements or content provided to fill an ad section that the primary ad partner cannot fill for whatever reason.
     c. “Bid Program” means an Internet advertising sales program through which SuperMedia’s advertisers are able to purchase Internet advertising using a competitive bid platform.
     d. “Category Descriptions” means the business category and subcategory classifications, descriptions and related taxonomy and architecture prescribed by SuperMedia for use in connection with Searches.
     e. “Change of Control” means (i) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of a party; or (ii) the acquisition of more than fifty percent (50%) of the issued and outstanding equity of a party.
     f. “Confidential Information” means any information that a party discloses to the other about its business or activities that is proprietary or confidential, including, without limitation, technical, business, financial, and customer information, and any information which is marked or disclosed as being as “confidential” or “proprietary”, or which the receiving party knows is confidential or proprietary, or should otherwise recognize as being confidential or proprietary given the circumstances surrounding the disclosure. SuperMedia’s Confidential Information shall be deemed to include, without limitation, its “SuperPages.com XML API and Display Requirements,” Technical Requirements, Category Descriptions, all SuperMedia Ads and data and information related thereto and all reports provided by SuperMedia under this Agreement. Confidential Information does not include

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information which (i) is in, or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of any of the receiving party’s other nondisclosure obligations, or (iii) the receiving party knew prior to receiving such information from the disclosing party, or otherwise develops independently of any knowledge or information received from the disclosing party. Information contained in ad feeds not otherwise agreed to as proprietary between the parties in writing shall not be deemed to be Confidential Information hereunder.
     g. “Details Page” means a landing page developed, maintained, and hosted by Local, accessed from a hyperlink in a SuperMedia Ad, a Local ad, or a third party ad on which additional information about the SuperMedia, Local or third party advertiser’s business appears, including, but not limited to address, URL, map information; these pages also include a featured advertising section on which PFP Ads may be displayed.
     h. “Distribution Channels” shall have the meaning ascribed to it in Section 3.b.v hereof.
     i. “Fixed Fee Ads” means the advertisements (including all content contained therein), which may or may not contain active links, for which the advertiser pays SuperMedia a specified flat fee per month.
     i. “Invalid Clicks” means clicks (i) generated by automated crawlers, robots or click generating scripts, other software or similar automated mechanisms of any kind, (ii) that result from the auto-spawning of browsers, automated redirects, pop-up or pop-under windows, or clicks that are required for users to navigate, (iii) that occur as a result of any incentive such as cash, credits or loyalty points, (iv) generated as a result of conduct intended to artificially increase or inflate the number of clicks generated that are related to this Agreement, (v) that occur in connection with testing by or on behalf of SuperMedia, Local or any other entity, (vi) that occur in a manner not permitted or compensable to SuperMedia under the terms of the Bid Program, or (vii) that are invalid or fraudulent or which do not otherwise constitute Qualified Clicks as determined by SuperMedia in its reasonable discretion.
     j. “Launch Date” means the first date after the Effective Date upon which Local submits a Search from a Local Web Site and begins displaying SuperMedia Ads.
     k. “Local Featured Advertising Section “ means the first advertising box labeled “Featured Sponsors” or labeled with similar text that appears on each Local.com results page, starting above the fold, *** before any other featured advertising space.
     l. “Local Marketplace Section” means the additional featured advertising space labeled “Sponsors” or similar text that appears on each Local.com results page below, but not necessarily directly below, the Local Featured Advertising Section
     m. “Pay For Performance Advertisements” or “PFP Ads” means any advertisements provided to Local hereunder for which SuperMedia charges the advertiser an advertising fee that is based on the Pay For Performance Bid Amount.
     n. “Pay For Performance Bid Amount” or “PFP Bid Amount” means the amount bid by an advertiser in accordance with the Bid Program.
     o. “PFP Gross Revenue” means all revenue across Distribution Channels from Qualified Clicks occurring on PFP Ads .
     p. “Qualified Clicks” means the act of a user clicking on an active SuperMedia Ad, or on an active link or button associated with a telephone number contained in a SuperMedia Ad which is displayed on a Distribution Channel Web Site in accordance with the terms and conditions of this Agreement, to the express exclusion of all Invalid Clicks.
     q. “Search” means a request for information relating to businesses or categories of businesses in the U.S.A. by business name, keyword or business category, and geographic location that is either (i) initiated by an end user of a Distribution Channel Web Site through the manual entry of Search Criteria into a Search Form on a web page on a Distribution Channel Web Site, (ii) automatically initiated and directed by Local without any active involvement on the part of the end user based on such information as Local may lawfully obtain and apply from its Distribution Channel Web Sites and their end users regardless of whether a Search Form is used, or (iii) initiated by Users clicking on a Search Link located on a Distribution Channel Web Site related to businesses or categories of businesses in the U.S.A. by business name or business category, and geographic location.
     r. “Search Criteria” means keywords, Category Descriptions, zip codes, geographic information and other information that is (i) specified and manually entered by end users of Distribution Channel Web Sites into Search Mechanisms appearing on those sites.
     s. “Search Mechanism” means interactive forms, Search Links, links, drop-down menus, or other traditional

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web navigation mechanisms displayed on Distribution Channel Web Sites through which end users can manually initiate a Search.
     t. “Search Links” means an interactive hyperlink displayed on the Distribution Channel Web Sites through which end users can initiate a Search.
     u. “Search Results” means SuperMedia Ads provided by SuperMedia in response to Searches.
     v. “SuperMedia Ads” means collectively the PFP Ads and Fixed Fee Ads.
     w. “Superpages Database” means the database that serves the Superpages Service and which includes SuperMedia Ads.
     x. “Technical Requirements” means the “Superpages.com XML API & Display Requirements for PFP Advertising and Fixed Fee Ads” document, a copy of which will be provided upon Local’s request, as such document may be modified by SuperMedia from time to time upon written notice to Local; provided, such modifications shall not require the display of the SuperMedia Marks unless the parties otherwise agree to such requirement in writing.
Terms which are used herein, but not otherwise defined above, will have the meaning ascribed to them in the context in which they are first used.
2. Termination of the Initial Agreement and Term. The Initial Agreement is hereby terminated. Unless sooner terminated in accordance with this Agreement, the initial term of this Agreement will commence on the Effective Date and continue for a period of one (1) year (the “Initial Term”). Upon the expiration of the Initial Term, the Term of this Agreement will automatically renew and extend on a month-to-month basis, unless sooner terminated in accordance with Section 6 below.
3. Distribution and Display of SuperMedia Ads.
     a. Non-Exclusive Relationship. Except as required herein, the relationship contemplated by this Agreement is non-exclusive. By way of clarification and not limitation,. Local may display SuperMedia Ads together with similar ads received from other sources, subject to the restrictions set forth below, and SuperMedia may distribute SuperMedia Ads directly and through other distributors and networks.
     b. Distribution and Display. Local shall place PFP Ads and Fixed Fee Ads as follows:
          i. Local Featured Advertising Section — Local shall place SuperMedia Ads in the Local Featured Advertising Section as follows:
               ***
               ***
          ii. The Local.com Marketplace — Local may place SuperMedia Ads on the Local Marketplace Section of Local Websites as well as the Details Pages of Local Websites.
          ***
          iv. The Local Distribution Network — Local will place PFP Ads with its Third-Party Distribution Network and shall place Fixed Fee Ads with the Third-Party Distribution Network upon written mutual agreement of the parties (email sufficing).
          v. The Local Featured Advertising Section, the Local Marketplace, the Local Syndication Network and the Local Third-Party Distribution Network shall be referred to collectively as the “Distribution Channels” and individually in generic terms as a “Distribution Channel.”
          ***
     c. Limited Licenses. From the Launch Date through the remainder of the Term, and for so long as Local remains in compliance with its duties and obligations under this Agreement during such period, SuperMedia grants Local the limited, non-assignable (except as otherwise contemplated in this Agreement), non-transferable, non-exclusive right and license, without the right to sublicense, to submit Searches to SuperMedia, through any Distribution Channel Website and to display the corresponding Search Results on the web page from which the Searches originated in accordance with Section 3.b. hereof. If SuperMedia determines that Local is not in compliance with its duties and obligations under this Agreement during the Term and seeks to suspend the limited licenses provided for in this Section 3.c and payment due hereunder., SuperMedia shall first provide Local at least thirty (30) days written notice and opportunity to cure such non-compliance. If Local fails to cure such non-compliance within the thirty (30) day cure period and the limited licenses provided for in this Section 3.c. are then revoked and payments remain withheld, Local’s obligations pursuant to Section 3.b. hereof will be terminated.
     d. Local’s Obligations.
          i. Implementation and Launch Date. Local shall implement the mechanisms and application interfaces

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more particularly described in the Technical Requirements and such other systems as may be necessary for Local to submit Searches to, and receive and display SuperMedia Ads from, the Superpages Service as of the Effective Date.
          ii. Hosting.
               1. Local is solely responsible for all costs and expenses it may incur in connection with the implementation, maintenance and ongoing hosting and operation of its systems, regardless of any changes by SuperMedia to the Technical Requirements or the Bid Program.
               2. With respect to each SuperMedia Ad displayed on a Distribution Channel Web Site, Local shall:
                    a. Make each SuperMedia Ad active so that end users can access all web pages linked to such SuperMedia Ad (e.g., the advertiser’s web site or other designated web page) by clicking on such SuperMedia Ad or using such links as SuperMedia may include in the coding for such SuperMedia Ad; provided, that Local shall use its best efforts to ensure that no SuperMedia Ads are activated or “clicked” by any automated means, or by anything other than end user’s conduct in clicking on such SuperMedia Ads.
                    b. Test the functionality, appearance and relevancy of, and assist SuperMedia in verifying the SuperMedia Ads; provided, however, that Local shall not “stress test” SuperMedia’s search or click mechanisms without SuperMedia’s prior written consent in each instance.
                    c. Ensure that the SuperMedia Ads are fully accessible to end users and that the Search Mechanisms if any, are in compliance with the Technical Requirements.
                    d. Transmit and provide to SuperMedia all data required by the Technical Requirements.
          iii. Display of SuperMedia Ads. All SuperMedia Ads must be displayed in the same relative sequence, priority, order, placement, format, manner and language as provided by SuperMedia, without alteration; provided however, with respect to Search Results, *** The SuperMedia Ads will be displayed in a manner consistent with the mock-ups set forth in Exhibit A. Subject to the forgoing restriction and Section 3.b., SuperMedia Ads may be commingled with similar ads received from other sources and displayed to the user. (e.g., If only 5 of 25 SuperMedia Ads delivered by SuperMedia are displayed in response to a particular Search, the only 5 SuperMedia Ads which may be displayed are the first 5 SuperMedia Ads provided by SuperMedia. But as long as those first 5 SuperMedia Ads are displayed in the same relative sequence, priority, order, placement, format, manner and language in which they are received from SuperMedia, they may be commingled with similar ads received from other sources, and need not be displayed as a distinct group.)
          iv. Negative Covenants. Except as otherwise provided for in writing by the parties, Local covenants and agrees that it will not (1) permit or enable any of its Affiliates to directly submit Searches to SuperMedia, and that it will instead submit all Searches submitted to SuperMedia through its own servers, (2) redirect, redistribute, transfer, transmit, distribute or otherwise disseminate all or any portion of any SuperMedia Ads to any Web sites other than Distribution Channel Web sites, (3) display, publish, store or otherwise use (as part of any interactive on-line, CD-Rom, or other derivative product or service, or otherwise), or permit any other person or entity to display, publish, store or otherwise use, any SuperMedia Ads, (4) sublicense, sell, or rent any SuperMedia Ads in any way, (5) authorize or enable any third party (including its end users) to disclose, reproduce, sell, distribute or display any SuperMedia Ads, (6) store SuperMedia Ads except in a temporary memory cache which is emptied not less than once every twenty-four (24) hours, (7) edit, modify or create any derivative works of all or any part of any SuperMedia Ads or the Superpages Service; provided however, that Local may (i) re-size graphic elements of the SuperMedia Ads as long as Local maintains the same relative proportions between images and (ii) make such other changes to the SuperMedia Ads as necessary for Local to maintain a consistent look-and-feel across the Distribution Channel Web sites, provided no such changes shall affect the order of the SuperMedia Ads as distributed by SuperMedia to Local, (8) use, or enable the use of, any SuperMedia Ads in connection with any marketing solicitation, without SuperMedia’s prior written consent in each instance; provided however, Local may use SuperMedia Ads in the manner agreed to by the parties in writing, including in the manner depicted at Exhibit A, (9) use, or allow the use of, any hyperlink to the Superpages Web Site or other device to “data mine” the Superpages Database in any way, (10) utilize any means that would prohibit the passing of a tracking code for a referring URL to SuperMedia, (11) serve, or enable any third party to serve unauthorized, “pop-up”, or “pop-under” advertising, or any other similar forms of advertising on any page which includes SuperMedia Ads, (12) display any banner advertising or other content on any page which includes SuperMedia Ads which violates the guidelines set forth in Exhibit B attached hereto (as such Guidelines may be modified by SuperMedia from time to time in its sole discretion), (13) use, or authorize any third party to use, any tool, program, routine, algorithm or other process, method or mechanism of any kind, including without limitation, spiders, bots, web crawlers, data miners or other similar programs or devices, to access, copy, sift, warehouse or analyze any information contained in the Superpages Database, (14), , intentionally allow or engage in any

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conduct that would deprive SuperMedia of the user traffic associated with the Searches to the extent reasonably capable of doing so, or (15) establish, maintain or operate any links to the Superpages Service (from any Web site, application or otherwise), except as expressly provided in this Agreement. Local further covenants and agrees that all Searches submitted to SuperMedia hereunder will be submitted through servers which are owned and operated or otherwise controlled by Local or through the servers of its Distribution Channels partners..
     v. ***.
4. Compensation.
          a. Payments. SuperMedia will pay Local per Distribution Channel as follows:
          (i) Local Featured Advertising Section — for this Distribution Channel:
               (1) PFP Ads — a revenue share based upon PFP Gross Revenue tiers as follows:
                    PFP Gross Revenue Per Calendar Month
                    ***
               (2) Fixed Feed Ads — *** per Qualified Click
               ***
          (ii) Local Marketplace — for this Distribution Channel:
               (1) PFP Ads — a revenue share based upon PFP Gross Revenue tiers as follows:
                    PFP Gross Revenue Per Calendar Month
                    ***
               (2) Fixed Feed Ads — *** per Qualified Click
          (iii) Local Syndication Network — for this Distribution Channel:
               (1) PFP Ads — a revenue share based upon PFP Gross Revenue tiers as follows:
                    PFP Gross Revenue Per Calendar Month
                    ***
               (2) Fixed Feed Ads — *** per Qualified Click
          (iv) Local Third-Party Distribution Network — for this Distribution Channel:
               (1) PFP Ads — *** of PFP Gross Revenue
               (2) Fixed Feed Ads — *** per Qualified Click
          b. Adjustments. Notwithstanding anything herein to the contrary, including Section 4 a., all payments will be adjusted *** (the “Monthly Adjustment”). The Monthly Adjustment includes (a) Idearc processing fees, (b) credit card or payment processing fees, (c) bad debt and (d) commissions or discounts, allowed or paid to advertising agencies. Furthermore, any and all payments are also subject to adjustments for Invalid Clicks as explained in more detail at Section 4.d.
          c. Terms.
               i. SuperMedia shall pay Local the payments specified above, within thirty (30) days after the end of the calendar month in which the Qualified Clicks occurred.
               ii. SuperMedia will make payment by check payable to Local at the address set forth on the first page of this Agreement, or if agreeable to Local, by electronic funds transfer in accordance with Local’s written instructions.
               iii. All amounts payable under this Agreement are denominated in United States dollars and are exclusive of all applicable domestic and foreign taxes, duties and excises in connection therewith.
               iv. ***
          d. Qualified Clicks; Invalid Clicks. SuperMedia’s reasonable determination and calculation of the number of Qualified Clicks on SuperMedia Ads will prevail. Local acknowledges and agrees that the foregoing payments will be the sole compensation to which it shall be entitled under this Agreement, and that it shall have no right to any other compensation which SuperMedia may receive in connection with its display of the SuperMedia Ads. SuperMedia will have no payment obligation whatsoever with respect to any Invalid Clicks. Local shall (i) use its best efforts to prevent “bots”, “spiders” or other automated processes from submitting Searches or otherwise acting upon SuperMedia Ads provided by SuperMedia hereunder, and (ii) block the IP addresses of any sites or servers which SuperMedia asks Local to block, as soon as reasonably practical following such request, and no later than one (1) business day. Local shall immediately notify SuperMedia if it believes that a bot, spider, other similar process or mechanism is activating or clicking on Ads. SuperMedia reserves the right to block any IP addresses which it deems to be a threat to the Superpages Service, with or without prior notice and with no liability whatsoever to Local or any of its Affiliates hereunder.

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          e. SuperMedia’s Monthly Reports. SuperMedia will provide Local its standard online reporting during the term of this Agreement, which specify the number of Qualified Clicks and the corresponding amounts to which Local is entitled for the calendar month at issue (and such other metrics as SuperMedia deems appropriate in its sole discretion). Each usage report will cover a calendar month. The medium and format of such reports will be in SuperMedia’s sole discretion. SuperMedia will maintain all necessary records during the Term and for a period of one (1) year thereafter necessary to permit Local or its representatives to audit, at Local’s sole cost and expense, not more than once per annum, during SuperMedia’s regular business hours, SuperMedia’s records for the purpose of verifying and/or determining the calculation of all payments made to Local pursuant to Section 4 of this Agreement (the “Audit”). Local shall provide at least fourteen (14) days advance written notice of any such Audit. In the event the Audit discloses that SuperMedia failed to make any portion of the payments due and owing Local pursuant to this Agreement, SuperMedia will immediately correct such deficiency by making prompt payment to Local. If the Audit discloses that SuperMedia failed to make any payments due and owing Local pursuant to this Agreement in excess of *** for any calendar month, SuperMedia will reimburse Local for the costs and expenses of the Audit.
5. Intellectual Property.
          a. SuperMedia’s Reservation of Rights. SuperMedia retains all intellectual property rights in and to the Superpages Service, and all portions and elements thereof including, without limitation, the Superpages Database, the Superpages Web Site, the SuperMedia Ads and any modifications and enhancements to any of the foregoing. Except as, and only to the extent, expressly provided herein, nothing contained herein will be interpreted so as to transfer any right, title or interest in any intellectual property right of SuperMedia, nor to grant Local nor any of its Affiliates any rights or licenses in any intellectual property right of SuperMedia. SuperMedia reserves the express right to revoke any licenses granted to Local hereunder with respect to the use of the SuperMedia Licensed Marks, in whole or in part, upon written notice to Local. ***
          b. Local’s Reservation of Rights. Local retains all intellectual property rights in and to the Local’s Web Sites, excluding the SuperMedia Ads and any and all other content, data, trademarks, logos and materials of any kind provided by SuperMedia hereunder. Except as, and only to the extent, expressly provided herein, nothing contained herein will be interpreted so as to transfer any right, title or interest in any intellectual property right of Local, nor to grant SuperMedia any rights or licenses in any intellectual property right of Local.
          c. Licensed Marks. SuperMedia owns, or has a license to use those certain marks depicted in Exhibit C attached (the “SuperMedia Licensed Marks”) and Local owns, or has a license to use those certain marks depicted in Exhibit D attached (the “Local Licensed Marks”) (the SuperMedia Licensed Marks and the Local Licensed Marks are sometimes hereinafter collectively referred to as the “Licensed Marks”). Subject to the terms and conditions of this Agreement, each party hereby grants the other a non-transferable, royalty-free license, without the right to sublicense, to use the granting party’s Licensed Marks solely in connection with (i) the performance of their obligations under this Agreement, and (ii) the promotion and marketing of the relationship contemplated by this Agreement during the term of this Agreement (each, a “Licensed Use” and, collectively, the “Licensed Uses”). Each party has the right to control the nature and quality of the other’s use of such party’s Licensed Marks in connection with the Licensed Uses. The parties further agree that any and all uses of the other’s Licensed Marks will inure to the other’s benefit, and that they will not use any trademark, service mark, domain name or trade name that is identical, or confusingly similar, to any one or more of the other’s Licensed Marks, except as permitted by this Agreement. For purposes of this Agreement, “Licensor” means the party granting the foregoing licenses, and the “Licensee” means the party to whom the forgoing licenses are granted.
          d. Form of Use of Licensed Marks.
               i. Local agrees that the style of use of the SuperMedia Licensed Marks will be in the form and style conforming to such trademark usage guidelines, brand identity standards, and other restrictions as may be updated and/or imposed from time to time by SuperMedia upon written notice to Local, and as SuperMedia may approve in writing from time to time.
               ii. SuperMedia agrees that the style of use of the Local Licensed Marks will be in the form and style conforming to Local’s trademark usage guidelines available at http://corporate.local.com/docs/Local_SG.pdf, as updated from time to time upon written notice to SuperMedia, and as Local may approve in writing from time to time.
               iii. Local shall submit to SuperMedia for review and approval all materials that use any of the SuperMedia Licensed Marks, at least thirty (30) days prior to the proposed publication, use or distribution of such materials. Local shall not publish, distribute or use any materials in which any one or more of the SuperMedia Licensed Marks are used without the prior written approval of the following representative of SuperMedia (or such other representative

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as SuperMedia may designate from time to time):
SuperMedia LLC
Attn: Marketing Communications and Branding
2200 West Airfield Drive
D/FW Airport, TX 75261-9810
               iv. SuperMedia shall submit to Local for review and approval all materials that use any of the Local Licensed Marks, at least thirty (30) days prior to the proposed publication, use or distribution of such materials. SuperMedia shall not publish, distribute or use any materials in which any one or more of the Local Licensed Marks are used without the prior written approval of the following representative of Local (or such other representative as Local may designate from time to time):
Local.com Corporation
Attn: Marketing Department
1 Technology Drive, Building G
Irvine, CA 92618
               v. Each Licensee also agrees that it shall cause to appear on all advertisements, promotions and other displays on or in connection with which the Licensor’s Licensed Marks are used, such legends, markings and notices as the Licensor may reasonably require in order to give appropriate notice of any trademark rights therein.
          e. Ownership and Goodwill. Each Licensee acknowledges and agrees that:
               i. The Licensor is either the sole and exclusive owner of rights in the Licensor’s Licensed Marks, or otherwise has the right and license to use the Licensed Marks. The Licensee undertakes not to challenge the validity of the Licensor’s Licensed Marks, or the registration and ownership of the Licensed Marks (by Licensor or any of its Affiliates), and agrees that it will not do anything that is inconsistent with such ownership.
               ii. All use of the Licensor’s Licensed Marks by Licensee and all goodwill developed therefrom will inure to the benefit of and be on behalf of the Licensor.
               iii. Nothing in this Agreement gives Licensee any right, title or interest in or to the Licensor’s Licensed Marks other than the right to use the Licensor’s Licensed Marks in the manner contemplated by this Agreement, and only for so long as this Agreement is in force.
               iv. It will not utilize the Licensor’s Licensed Marks or any confusingly similar trademarks, service marks, trade names or domain names, except in connection with the Licensed Uses contemplated by this Agreement, and then only during the term of this Agreement and as permitted hereunder.
               v. It will not hereafter seek registration of the Licensor’s Licensed Marks or any similar trademarks, service marks, trade names or domain names in its own name or in the name of any of its Affiliates.
               vi. It will cooperate reasonably with Licensor, at Licensor’s expense, in the procurement of any registration of the Licensor’s Licensed Marks which Licensor may choose to undertake at Licensor’s sole discretion, including, but not limited to supplying Licensor with evidence of its use of the Licensor’s Licensed Marks.
          f. Infringement.
               i. In the event that either party becomes aware of any unauthorized use of the other’s Licensed Marks, or infringing uses or acts of unfair competition or dilution or of any uses of confusingly or substantially similar trademarks, service marks, trade names or domain names, on or in connection with the marketing, advertising or provision of similar goods or services (each, an “Unauthorized Use”), such party shall promptly provide the other with written notice thereof.
               ii. Licensor will have the right, but not the obligation, to challenge and attempt to eliminate each Unauthorized Use. Licensee, at Licensor’s expense, shall reasonably cooperate with Licensor in investigating, prosecuting and settling any infringement action instituted by Licensor against any person or entity engaging in an Unauthorized Use. Licensee, at its own expense, will have the right to participate with counsel of its own choice in the investigation, prosecution and/or settlement of any such infringement action instituted by Licensor.
               iii. Any recovery obtained in connection with or as a result of any infringement action contemplated under this Section, whether by settlement or otherwise, will be retained by the Licensor.
               iv. Each party agrees that it will not utilize the other’s Licensed Marks except in connection with the Licensed Uses, and only in the form and manner approved by this Agreement or in advance by the other in writing, and further agrees to include any legal notice evidencing ownership of or registration of the Licensed Marks by the other. The parties agree never to directly or indirectly challenge, contest or call into question or raise any questions concerning the validity or ownership of the other’s Licensed Marks or any registration or application for registration of the other’s Licensed Marks. All use of the Licensed Marks shall be in accordance with all

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applicable laws and regulations and in compliance with any regulatory agency that has jurisdiction over such matters. The parties shall promptly notify one another of any conduct on the part of third parties, of which they have actual knowledge, which they deem to be an infringement, an act of unfair competition or dilution of the other’s Licensed Marks. The owner of such Licensed Marks will thereafter have the sole right and discretion to bring proceedings alleging infringement, unfair competition or dilution of its Licensed Marks, or to take any other action, related thereto, and the other shall reasonably cooperate and assist the owner with respect to any such proceedings, at the owner’s expense. The licenses provided for herein will automatically expire if not sooner revoked, immediately upon the expiration or earlier termination of this Agreement, at which time each party will cease using the other’s Licensed Marks.
6. Termination.
          a. Breach. Either party may terminate this Agreement immediately upon written notification to the other if the other party materially breaches its obligations hereunder, and thereafter fails to cure such breach within thirty (30) days following its receipt of written notice of the existence thereof from the other.
          b. Cessation of Service. Local may terminate this Agreement upon written notice to SuperMedia in the event it permanently ceases operation of the Local Web Sites. SuperMedia may terminate this Agreement upon written notice to Local in the event it ceases operation of the Superpages Web Site, or in connection with a cessation of business due to the infringement of intellectual property material to the operation of the Superpages Web Site., .
          c. Other. The non-offending party may terminate this Agreement upon thirty (30) days prior written notice upon the occurrence of any of the following conditions:
               i. The other party assigns this Agreement or any of its rights hereunder, except as expressly authorized by the terms of this Agreement, or if there is a Change in Control of the other party and the successor party refuses to comply with the terms of this Agreement;
The non-offending party becomes aware of the existence of any non-appealable, final order that finds the other party or any of its Affiliates have infringed upon the intellectual property rights of any third party necessary for the performance of this Agreement, and the other party or such Affiliates thereafter fail to immediately cease and desist from any further use of the infringing mark or material; provided, however, that the non-offending party’s failure to terminate this Agreement in such event will not have any affect whatsoever on the other party’s indemnity obligations hereunder.
               ii. The other party or any of its Affiliates engage in any unlawful business practice related to the performance of the its obligations under this Agreement;
               iii. A receiver or similar party is appointed for the other party or its property, or if the other party becomes insolvent, acknowledges its insolvency in any manner, ceases to do business, or makes an assignment for the benefit of creditors; or
               iv. The other party files a voluntary petition for relief under any applicable bankruptcy laws or insolvency laws, or is otherwise adjudged insolvent or bankrupt under any such laws applicable in the United States of America or any of its states.
          d. Effect of Termination. Upon the termination or expiration of this Agreement, Local shall (i) cease any and all storage and use of all SuperMedia Ads and further provide SuperMedia with its written statement signed by an officer of Local certifying that all SuperMedia Ads and other SuperMedia Confidential Information in Local’s possession or control has been destroyed and deleted, or otherwise returned to SuperMedia.
7. Confidential Information.
          a. Covenant Not to Disclose. Each of the parties covenants and agrees that (i) it will not disclose the other’s Confidential Information to any third party, or use such information for its own benefit except as expressly permitted in this Agreement without the prior written consent of the other party, and further, that (ii) it will use its reasonable efforts, or such greater efforts as it may use to maintain and protect the confidentiality of its own confidential information, to maintain and protect the confidentiality of the other party’s Confidential Information received hereunder.
          b. Confidential Agreement. Each of the parties hereby acknowledges and agrees that the terms and conditions of this Agreement are confidential and must not be disclosed without the other’s prior written consent.
8. Representations and Warranties.
          a. Mutual. Each party represents and warrants to the other that:
               i. It is duly incorporated and validly existing in its jurisdiction of incorporation or organization, and duly

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authorized and qualified to do business and in good standing in all states in which it is conducting business.
               ii. It has all requisite power and authority to enter into, execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof, and that this Agreement has been duly and validly executed by an authorized representative of such party and constitutes a valid and binding obligation of such party enforceable in accordance with its terms.
               iii. Its execution of this Agreement, its performance of its obligations hereunder, and the rights and licenses granted to the other party hereto (and the other party’s exercise of such rights and licenses) will not cause it to be in violation of any other agreement it may have with any third party.
               iv. It will perform its obligations hereunder in accordance with the requirements of any applicable laws.
               v. It owns or otherwise has all necessary rights, licenses and approvals which may be lawfully required in order for it to perform its obligations in the manner contemplated herein, without any further consent on the part of any third party, and that it will further maintain such rights during the Term.
          b. Local. Local further represents, warrants, covenants and agrees on behalf of itself and its Affiliates, that neither Local nor any such Affiliates will engage in, or authorize or enable any third party to engage in any conduct which: (1) promotes or encourages the generation of Invalid Clicks, (2) provides users with any pecuniary rewards, points or other unrelated benefit for clicking on SuperMedia Ads (including, without limitation, offering an incentive), or (3) increases or inflates the number of clicks without providing any corresponding benefit to the advertiser, including without limitation, conduct intended to increase the compensation payable hereunder to Local, or any other compensation payable by Local to its Affiliates., or (4) promotes or encourages a third party to display any banner advertising or other content on any page which includes SuperMedia Ads which violate the guidelines set forth in Exhibit B hereto (as such Guidelines may be modified from time to time by SuperMedia in its sole discretion).
          c. SuperMedia. SuperMedia further represents, warrants, covenants and agrees on behalf of itself and its Affiliates, that it will not provide ads that: are obscene, defamatory, libelous, slanderous, profane, or unlawful; knowingly infringe or misappropriate third party intellectual property rights; constitute “hate speech”, whether directed at an individual or a group, and whether based upon the race, sex, creed, national origin, religious affiliation, sexual orientation or language of such individual or group; contain viruses, worms, corrupted files, cracks or other materials that are intended to or may damage or render inoperable software, hardware or security measures of Local, or any user of the Local Web Site or any; facilitate or promote gambling, or the sale or use of liquor, tobacco products or illicit drugs or any other illegal activity; or to its knowledge, facilitate, promote or forward illegal contests, pyramid schemes or chain letters.
9. Indemnification.
          a. General. Each party shall and does hereby agree to indemnify, defend and hold the other party harmless from and against any and all awards, costs, damages, expenses (including reasonable attorneys’ fees and court costs), final judgments, settlements and other losses and harm of any kind (collectively, “Damages”) suffered or incurred by the other in connection with any allegation, claim, demand, cause of action, lawsuit, arbitration, mediation or other proceeding of any kind asserted by a third party (collectively, “Proceeding”) against either party arising from the indemnifying party’s and/or its Affiliates’:
               i. breach of any representation, warranty, covenant or material obligation set forth in this Agreement;
               ii. negligence, gross negligence or willful misconduct in the performance of its obligations under this Agreement, or that of its authorized employees, agents, subcontractors or representatives; or
               iii. infringement upon any third party’s intellectual property rights (including without limitation, any third party trademark, trade secret, copyright, patent rights, right of attribution and any other statutory and common law intellectual property rights of any kind), privacy rights or other rights of any third party. In addition, each party acknowledges and agrees that the other party will have no obligation under this Agreement to use or publish any materials that are the subject of any such infringement proceeding.
          b. Notice of Claim. A party seeking indemnification from the other must promptly notify the other of any Proceeding giving rise to such right, and must reasonably cooperate with the other in the defense and/or settlement of any such Proceedings; provided that, any delay in notification will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually prejudiced by such delay, and provided further that, if any settlement requires an affirmative obligation of, results in any ongoing liability to,

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or prejudices or detrimentally impacts the indemnified party in any way, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement will require the indemnified party’s prior written consent, which may not be unreasonably withheld or delayed, and such party may have its own counsel in attendance at all proceedings and substantive negotiations relating to such Proceeding.
10. Limitation of Liability; Disclaimers.
          a. EXCEPT WITH RESPECT TO THE PARTIES’ OBLIGATIONS UNDER SECTION 5 (INTELLECTUAL PROPERTY), SECTION 7 (CONFIDENTIAL INFORMATION), AND SECTION 9 (INDEMNIFICATION) AS TO CLAIMS BROUGHT BY THIRD PARTIES, OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS) ARISING FROM THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT WITH RESPECT TO THE PARTIES’ OBLIGATIONS UNDER SECTION 5 (INTELLECTUAL PROPERTY), SECTION 7 (CONFIDENTIAL INFORMATION), AND SECTION 9 (INDEMNIFICATION) AS TO CLAIMS BROUGHT BY THIRD PARTIES, OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY’S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR ALL CAUSES OF ACTION ON A CUMULATIVE BASIS EXCEED THE TOTAL AMOUNTS PAYABLE BY SUPERMEDIA UNDER THIS AGREEMENT. NEITHER PARTY WILL BE LIABLE FOR, OR CONSIDERED TO BE IN BREACH OR DEFAULT OF ANY OF ITS OBLIGATIONS HEREUNDER, IF ITS SITE BECOMES INOPERABLE OR INCAPABLE OF PERFORMING AS INTENDED HEREUNDER THROUGH NO FAULT OF SUCH PARTY. NEITHER PARTY MAKES ANY REPRESENTATIONS THAT THE OPERATION OF ITS SERVERS, SITE OR SERVICE WILL BE UNINTERRUPTED OR ERROR-FREE, AND NEITHER PARTY WILL BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS BEYOND THE REASONABLE CONTROL OF SUCH PARTY.
          b. EACH OF THE PARTIES, ACTING ON BEHALF OF THEMSELVES AND THEIR AFFILIATES, HEREBY DISCLAIMS, AND THE OTHER HEREBY WAIVES, ON BEHALF OF ITSELF AND ITS AFFILIATES, ALL IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS OTHERWISE SET FORTH HEREIN. NEITHER PARTY HAS MADE ANY REPRESENTATIONS OR WARRANTIES EXCEPT THOSE SET FORTH HEREIN.
11. Dispute Resolution.
          a. Injunctive Relief. The parties agree that the breach by either of them of their respective obligations regarding the other’s Confidential Information could result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any such breach or threatened breach by either party of such obligations or covenants, the other party will be entitled to seek temporary and permanent injunctive relief, in addition to any other remedies to which it may be entitled, at law or in equity.
          b. Negotiations. The parties will use their commercially reasonable efforts to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between the parties prior to the commencement of formal legal proceedings. Consequently, the parties agree to use the following alternative procedure prior to the commencement of any formal legal proceedings. At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend for these negotiations to be conducted by non-lawyer business representatives. The discussions will be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations will be treated as confidential information developed for purposes of settlement and therefore be deemed inadmissible in any litigation that may ensue. In the event that one party does not respond to the other party’s request for such negotiations within 5 business days of such request, then the requesting party may commence formal legal proceedings. Notwithstanding anything to the contrary, with respect to any dispute giving rise to a claim for injunctive relief, the provisions of this Section will apply only upon the written request of the party possessing such claim, and such party may elect to commence legal proceedings regarding such claim at any time (and nothing contained in this Agreement will be construed to require such party to provide any notice thereof).
12. General.
          a. Press Releases and Public Announcements. Neither party may make or issue any public announcement

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or press release about this Agreement or its business relationship with the other party without the prior written consent of the other party, which may be granted or withheld by the other party at its sole discretion. The form and content of any such announcement will be subject to prior written approval of both parties. The provisions of this Section will survive any termination of this Agreement. The parties understand and agree that a press release and corresponding 8-K will be filed by Local shortly after the execution of this Agreement. SuperMedia shall approve of such release and 8-K after its review and its comments are incorporated upon mutual agreement between the parties, provided that Local shall be able to make such disclosures as are required by law as determined in its reasonable discretion.
          b. Assignment. Neither party may assign or sublicense (except as otherwise provided in this Agreement) its rights or obligations under this Agreement, in whole or in part, to any third party without the other party’s prior written consent (such consent shall not be unreasonably withheld), however, a party may assign this Agreement without consent in connection with a corporate reorganization, merger, or Change of Control. Any assignment of (or attempt to assign) this Agreement other than as permitted above will be voidable at the sole election of the non-assigning party.
          c. Governing Law. This Agreement will be governed, construed, and controlled by the laws of the State of Texas, notwithstanding any conflict of law provisions. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.
          d. Attorneys’ Fees. If a party commences legal action against the other, the prevailing party in any such action will be entitled to recover all costs, including reasonable attorneys’ fees, associated with the action, in addition to such other relief as may be awarded to the prevailing party.
          e. Notice. Unless otherwise provide herein, notices must be in writing and delivered by personal delivery, overnight courier, or certified mail, return receipt requested to the parties at their respective addresses set forth below, and will be deemed to have been given upon personal delivery, delivery by confirmed facsimile delivery, upon delivery by overnight courier, or five (5) days after having been deposited with the United States Postal Service. A copy of any notice sent to SuperMedia must be sent to its General Counsel, as well, by personal delivery, certified mail or overnight courier, to the same address. A copy of any notice sent to Local must be sent to its General Counsel, as well, by personal delivery, certified mail or overnight courier, to the same address. Either party may change its notice address at any time upon not less than ten (10) days prior written notice to the other.
If to SuperMedia:
SuperMedia LLC
Attn: Partnership Management
2200 West Airfield Drive
DFW Airport, Texas 75261-9810
If to Local:
Local.com Corporation
Attn: President
1 Technology Drive, Building G
Irvine, CA 92618
          f. Relationship. The parties are independent contractors and neither has any power or authority to assume or create any obligation or responsibility on behalf of one another. This Agreement will not be construed to create or imply any partnership, agency or joint venture, and each party will be solely responsible for any costs and expenses it may incur in the performance of its obligations under this Agreement, or in the operation of its respective services and web sites, and neither party will have any duty or obligation to the other with respect to any such costs or expenses. Neither party nor its employees will be eligible for any employment benefits provided by the other to its employees.
          g. Cumulative Remedies. Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.
          h. Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.
          i. Severability. In the event that any of the provisions of this Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.
          j. Force Majeure. No delay in or failure of performance by either party under this Agreement will be considered a breach to the extent caused by the occurrence of any event beyond its reasonable control, including but not limited to Acts of God, power outages, governmental restrictions, strike, catastrophic or unusual internet delays, outages or congestion, denial of service attacks, and other “hacker” activity.

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     k. Waiver. No waiver of any breach of any agreement or provision in this Agreement, nor any failure to assert any right or privilege in this Agreement, will be deemed a waiver of any preceding or succeeding breach of any agreement or provision. No extension of time for performance of any obligations or acts will be deemed an extension of the time for performance of any other or future obligations or acts.
     l. Descriptive Headings. All section headings, titles and subtitles are in this Agreement for convenience of reference only, and are to be ignored in any constructions of this Agreement’s provisions.
     m. Survival. Any Section of this Agreement that contemplates survival after the Term will survive the completion, expiration, termination or cancellation of this Agreement.
     n. Counterparts; Signatures. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original. Fax signatures are deemed original signatures.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates written below, but effective as of the date first written above.
Local:
     Local.com Corporation, a Delaware corporation

By:	/s/ Stanley B. Crair

Title:	President and COO

Date:	3/26/10

SuperMedia:
     SuperMedia LLC, a Delaware limited liability company

By:	/s/ Scott W. Klein

Date:	3/29/10

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Exhibit A — Mock-Ups ***

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Exhibit B
Content Guidelines
Neither Local nor any of its Affiliates will display SuperMedia Ads on any web page on the Local Web Sites or otherwise which includes any content that contains, advertises, or links to content that:
•	Is obscene, defamatory, libelous, slanderous, profane, or unlawful;

•	Knowingly infringes or misappropriates third party intellectual property rights;

•	Constitutes “hate speech”, whether directed at an individual or a group, and whether based upon the race, sex, creed, national origin, religious affiliation, sexual orientation or language of such individual or group;

•	Contains viruses, worms, corrupted files, cracks or other materials that are intended to or may damage or render inoperable software, hardware or security measures of SuperMedia or Local, or any user of the Superpages Web Site or any Local Web Site, or any third party;

•	Facilitates or promotes gambling, or the sale or use of liquor, tobacco products or illicit drugs or any other illegal activity; or

•	To its knowledge, facilitates, promotes or forwards illegal contests, pyramid schemes or chain letters.

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Exhibit C
SuperMedia Licensed Marks
® ® ®

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Exhibit D
Local Licensed Marks

Local.com®

Local.com®

Local.com®

Local.com®

Local.com®

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